Quarter End March 31, 2026 NASDAQ: FVCB

This presentation may contain statements relating to future events or future results of FVCBankcorp, Inc. (“FVCB”) that are considered “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of FVCB’s beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward- looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan,” or words or phases of similar meaning. FVCB cautions that the forward-looking statements are based largely on expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond FVCB’s control. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. The following factors, among others, could cause FVCB’s financial performance to differ materially from that expressed in such forward-looking statements: general business and economic conditions, including higher inflation and its impacts, nationally or in the markets that FVCB serves could adversely affect, among other things, real estate valuations, and increases in loan delinquencies and defaults; unemployment levels, the ability of businesses to remain viable, consumer and business confidence, and consumer or business spending, which could lead to decreases in demand for loans, deposits, and other financial services that FVCB provides and increases in loan delinquencies and defaults; the concentration of FVCB’s business in and around the Washington, D.C. metropolitan area and the effects of changes in the economic, political, and environmental conditions on this market, shutdowns of the U.S. government, including potential reductions in spending by the U.S. government and related reductions in the federal workforce; the impact of the interest rate environment on our business, financial condition and results of operation, and its impact on the composition and costs of deposits, loan demand, and the values and liquidity of loan collateral, securities, and interest sensitive assets and liabilities; changes in FVCB's liquidity requirements could be adversely affected by changes in its assets and liabilities; changes in the assumptions underlying the establishment of reserves for possible credit losses and the possibility that future credit losses may be higher than currently expected; the management of risks inherent in FVCB’s real estate portfolio, and the risk of a prolonged downturn in the real estate market, which could impair the value of loan collateral and the ability to sell collateral upon any foreclosure; changes in market conditions, specifically declines in the commercial and residential real estate market, volatility and disruption of the capital and credit markets, and soundness of other financial institutions FVCB does business with; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, inflation, interest rate, market and monetary fluctuations; FVCB's investment securities portfolio is subject to credit risk, market risk, and liquidity risk as well as changes in the estimates used to value the securities in the portfolio; declines in FVCB's common stock price or the occurrence of what management would deem to be a triggering event that could, under certain circumstances, cause FVCB to record a noncash impairment charge to earnings in future periods; the effect of any change in federal government enforcement of federal laws affecting the cannabis industry; potential exposure to fraud, negligence, computer theft and cyber-crime, and FVCB’s ability to maintain the security of their data processing and information technology systems; the impact of changes in bank regulatory conditions, including laws, regulations and policies concerning capital requirements,deposits insurance premiums, taxes, securities, and the application thereof by regulatory bodies; the effect of changes in accounting policies and practices, as may be adopted from time to time by bank regulatory agencies, the Securities and Exchange Commission (the “SEC”), the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setting bodies; competitive pressures among financial services companies, including the timely development of competitive new products and services and the acceptance of these products and service by new and existing customers; the effect of acquisitions and partnerships FVCB may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions; FVCB's involvement, from time to time, in legal proceedings and examination and remedial actions by regulators; geopolitical conditions, including trading restrictions and tariffs, and acts or threats of terrorism and/or military conflicts, or actions taken by the United States or other governments in response to trade restrictions and tariffs, and acts or threats of terrorism and/or military conflicts, which could impact business and economic conditions in the United States and abroad; and the occurrence of significant natural disasters, including severe weather conditions, floods, health related issues or emergencies, and other catastrophic events. The foregoing factors should not be considered exhaustive and should be read together with other cautionary statements that are included in FVCB’s Annual Report on Form 10-K for the year ended December 31, 2025, including those discussed in the section entitled “Risk Factors,” and in FVCB’s other periodic and current reports filed with the SEC. If one or more of the factors affecting forward-looking information and statements proves incorrect, then FVCB’s actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this presentation. Therefore, FVCB cautions you not to place undue reliance on its forward-looking information and statements. FVCB will not update the forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict their occurrence or how they will affect FVCB’s operations, financial condition or results of operations. Use of Non-GAAP Financial Measures This presentation includes certain financial information that is calculated and presented on the basis of methodologies that are not in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). These non-GAAP financial measures include pre-tax pre-provision return on average assets, pre-tax pre-provision return on average equity, tangible book value, tangible common equity, tangible assets and efficiency ratio. The non-GAAP financial measures included in this presentation do not replace the presentation of FVCB’s GAAP financial results, should not be considered as a substitute for operating results determined in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. These measurements provide supplemental information to assist management, as well as certain investors, in analyzing FVCB’s core business, capital position and results of operations. FVCB has chosen to provide this additional information to investors because it believes that these measures are meaningful in assisting investors to evaluate FVCB’s core ongoing operations, results and financial condition. Reconciliations of the non-GAAP financial measures provided in this presentation to the most directly comparable GAAP measures can be found in the appendix of this presentation. Forward-Looking Statements; Non-GAAP Information 2

FVCB Company Snapshot (1) Consolidated financial data as of the three months ended March 31, 2026, unless otherwise noted. (2) Nonperforming assets ($12.2 million) defined as nonaccruals, loans past-due 90 days or more, and other real estate owned. (3) Non-GAAP financial measure. See the reconciliation included in the appendix to this presentation. 3 2 1 3 5 4 8 6 7 LPO

FVCB Business Strategy 4 FVCB aims to capitalize on market opportunities while maintaining disciplined and comprehensive credit underwriting. FVCB’s focus on providing high-touch, responsive, relationship-based client service allows it to compete effectively and exceed the needs of customers. Organic Growth ✓ Focus on relationships, generating “sticky,” sustainable, core deposits ✓ Continue to bolster existing market share ✓ Hire seasoned lenders to scalable lending structure ✓ Continue to expand on specialized expertise in lending to government contractors and cannabis licensees Maintain Credit Quality ✓ Strong risk management culture ✓ Disciplined underwriting ✓ Constantly managing and overseeing credit quality Superior Technology ✓ Leverage technology to improve efficiencies across bank processes ✓ Financial technology partnerships to expand digital banking products and services to attract larger, sophisticated commercial clients Profitability ✓ Increased return on assets and return on equity ✓ Enhance net interest income ✓ Leverage strong infrastructure to enhance efficient growth Opportunity Blueprint for Success

Technology Deployment Driving Top-Tier Performance

Strategically Aligned Solutions

Lending

- **Loan origination** platform provides paperless workflow solution and automates approval process and tickler tracking
- **Automated borrowing base certification** (Accounts Receivable Financing) streamlines process for government contracting customers and lender
- **Automated warehouse lending platform** allows timely response with limited resources
- **Automated construction loan functionality** for lender, borrower, title insurance, and inspector
- **Lightning Lending** provides digital lending experience for small businesses

Treasury and Payments

- **Online deposit account opening** for businesses and consumers
- **Zelle** for customers who use peer-to-peer digital payment processing
- **Q2 Digital Platform** delivers online banking solutions and treasury management services with maximum flexibility
- **Business Insights** provides cashflow analysis, forecasting, and guidance to business customers
- **Z Suite** is a digital platform that provides the Bank's 1031 exchange and property manager clients an efficient solution to handle three-party accounts and sub-ledgering

Enterprise-Wide

- **Data analytics** functionality (KlariVis[1]) which provides:
  - Immediate access to better communicate and respond to customers
  - Dashboards to easily analyze activity for all areas of the Bank
  - Board reports without requiring significant time-consuming preparation
- **Robotic process automation** has reduced risk of error and reduced processing time from hours to minutes. Collectively, hundreds of hours have been saved on daily, weekly, monthly, and periodic repetitive manual processes
- **FinTech investment** in cutting-edge JAM FINTOP Blockchain Fund[1]

*FVCbankcorp, Inc. has invested in KlariVis and JAM FINTOP Blockchain Fund.

FVCBankcorp, Inc.

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Well-Positioned In One of the Most Attractive Markets in the Nation… 6 Top 10 MSAs by Population Note: Demographic data as of June 30, 2025 Source: S&P Global Market Intelligence, FDIC, Maryland Department of Labor, U.S. Bureau of Labor Statistics, CNBC Community Highlights Vibrant Economy • Washington, D.C. MSA and Baltimore MSA contain 20 and 3 Fortune 500 companies, respectively. • Virginia was ranked #1 state for business in 2024 by CNBC • Among the 15 wealthiest counties in the United States by median household income, 5 are located in the Washington, D.C. MSA. • Numerous government contracting entities support government functions. • With over 13 banks acquired in these markets over the past five years, there is scarcity value for community banks in the market. • Northern Virginia has emerged as a major global technology hub, anchored by the world’s largest concentration of data centers and a rapidly growing workforce of top-tier tech talent. Largest Employers Johns Hopkins University Smithsonian National Museum Washington Monument Georgetown University

Relationship Driven Model Continues to Create Balance Sheet Leverage Total Assets ($M) Total Loans, Net of Fees ($M) Total Deposits ($M) CAGR: 4.9% CAGR: 5.3% CAGR: 5.5% 7 Track Record of Strong Growth and Profitability $1,821 $2,203 $2,344 $2,191 $2,199 $2,292 $2,335 2020 2021 2022 2023 2024 2025 2026 1Q $1,466 $1,504 $1,840 $1,829 $1,870 $1,941 $1,923 2020 2021 2022 2023 2024 2025 2026 1Q $1,532 $1,884 $1,830 $1,845 $1,871 $1,997 $2,028 2020 2021 2022 2023 2024 2025 2026 1Q

Track Record of Strong Growth and Profitability (1) Non-GAAP financial measure. See the reconciliation included in the appendix to this presentation. (2) Excludes non-recurring transaction costs of $1.4 million for 2021, $0.13 million for 2022, $16.0 million for 2023 and $2.4 million for 2024. Net Income and Pre-Tax Pre-Provision Income (non-GAAP) ($M)1 Net Interest Margin (%) • For 1Q ‘26, net interest margin was 3.26% and efficiency ratio was 54.0%. • Robust market opportunities with relationship driven growth strategy. • Technology and operating efficiencies provide ability to scale. • Core deposit relationships, commitment to technology and high touch service. Income, Expense and Efficiency Ratio (non-GAAP) (%)1 8 2 $62.2 $68.1 $56.6 $58.1 $67.4 $18.3 $33.1 $34.3 $36.2 $35.8 $37.6 $9.9 53.2% 50.4% 64.0% 56.7% 55.7% 54.0% 2021 ² 2022 ² 2023 ² 2024 ² 2025 ² 2026 1Q ² Income (1) Expense (1) Efficiency(1) Drivers of Earnings Growth: $21.9 $25.0 $3.8 $15.1 $22.1 $6.4 $29.2 $33.7 $20.4 $22.3 $29.8 $8.7 2021 ² 2022 ² 2023 ² 2024 ² 2025 ² 2026 1Q ² Net Income Pre-tax pre-provision income (1) 3.09% 3.19% 2.49% 2.62% 2.92% 3.26% 2021 ² 2022 ² 2023 ² 2024 ² 2025 ² 2026 1Q ²

Well Diversified Loan Portfolio Balanced Loan Portfolio Segmentation 9 Disciplined, Low-Risk Commercial Balance Sheet (1) Yield calculated based on average balance for the period. (2) The above balances are based on the Bank’s filed Call Report. CRE 43.49% C&I 23.38% Resi 13.60% C&D 8.17%Warehouse 1.77% Multifamily 8.25% Other 1.34%

Disciplined, Low-Risk Commercial Balance Sheet

	Owner Occupied CRE (1)			Non-Owner Occupied CRE			Construction			
Asset Class	Average Loan-to-Value (2)	Number of Total Loans	Bank Owned Principal	Average Loan-to-Value (2)	Number of Total Loans	Bank Owned Principal	Number of Total Loans	Bank Owned Principal	Total Bank Owned Principal	% of Total Loans
Office, Class A	63%	7	$ 40,477	40%	2	$ 14,951	—	$ —	$ 55,428	
Office, Class B	48%	23	8,165	44%	22	44,383	—	—	52,548	
Office, Class C	45%	9	5,015	30%	7	7,499	3	1,068	13,582	
Office, Medical	37%	6	946	43%	5	24,578	1	13,792	39,316	
Subtotal		**45**	**$ 54,603**		**36**	**$ 91,411**	**4**	**$ 14,860**	**$ 160,874**	**8%**
Retail- Nbhd / Cmty Shop	—	—	$ —	43%	32	$ 91,208	—	$ —	$ 91,208	
Retail- Restaurant	52%	4	4,314	37%	11	20,153	—	—	24,467	
Retail- Single Tenant	53%	5	1,794	40%	14	26,133	—	—	27,927	
Retail- Anchored,Other	—	—	—	49%	12	32,265	—	—	32,265	
Retail- Grocery-anchored	—	—	—	40%	6	36,151	—	—	36,151	
Subtotal		**9**	**$ 6,108**		**75**	**$ 205,910**	**—**	**$ —**	**$ 212,018**	**11%**
Multi-family, Class A		—	$ —	41%	2	$ 1,421	2	$ 33,111	$ 34,532	
Multi-family, Class B		—	—	60%	18	62,912	—	—	62,912	
Multi-family, Class C		—	—	53%	58	70,965	1	977	71,942	
Multi-Family-Afford. Housing		—	—	52%	2	9,297	—	—	9,297	
Subtotal		**—**	**$ —**		**80**	**$ 144,595**	**3**	**$ 34,088**	**$ 178,683**	**9%**
Industrial	46%	37	$ 100,851	53%	26	$ 110,121	—	$ —	$ 210,972	
Warehouse	46%	8	6,894	21%	6	5,215	—	—	12,109	
Flex	49%	12	10,267	52%	13	54,611	2	—	64,878	
Subtotal		**57**	**$ 118,012**		**45**	**$ 169,947**	**2**	**$ —**	**$ 287,959**	**15%**
Hotels	—%	—	$ —	40%	7	$ 35,102	1	$ 7,589	$ 42,691	2%
Mixed Use	43%	8	$ 6,611	59%	27	$ 44,662	—	$ —	$ 51,273	3%
Land	—%	—	$ —	—%	—	$ —	20	$ 31,695	$ 31,695	2%
1-4 Family construction	—%	—	$ —	—%	—	$ —	14	$ 48,456	$ 48,456	2%
Other (including net deferred fees)			$ 56,496			$ 68,155		$ 20,562	$ 145,213	8%
Total			**$ 241,830**			**$ 759,782**		**$ 157,250**	**$ 1,158,862**	**60%**

(1) Minimum debt service coverage policy is 1.30x for owner occupied and 1.25x for non-owner occupied at origination.

(2) Loan-to-value is determined at origination date against current bank-owned principal.

Positioned for Growth

- 12 Loan officers with deep connections to the markets; average experience of over 22 years.
- Focused effort on commercial, real estate and small business, including government contracting.
- Expanded focus on government contracting provides large source of growth potential.
- Small average loan balance helps mitigate risk.
- Average Loan Size
  - C&I Portfolio: $856,074
  - CRE Portfolio: $2,638,454
- CRE Concentration to Risk-Based Capital at March 31, 2026 was 306%

FVCBankcorp, Inc.

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11 Disciplined, Low-Risk Commercial Balance Sheet • Based on our stress analysis, the Office portfolio has low refinance risk with $2 million in maturing loans through 2026. • Only $1 million of Office portfolio loans are located within Washington, D.C. (and additionally, are not located within the Central Business District).

12 Disciplined, Low-Risk Commercial Balance Sheet Expected Repricing will Improve Revenue Growth Commercial Loan Repricing Schedule (March 31, 2026) • 57% of the commercial loan portfolio is fixed rate. • 66% of the commercial loan portfolio with fixed or adjustable rates will reprice or mature by 3/31/2029. Loan Repricing Schedule at March 31, 2026 ($ in 000) 3 Months or Less 3-12 Months 1-3 Years 3-5 Years Over 5 Years Total Commercial Fixed 50,064$ 75,797$ 310,937$ 258,132$ 216,397$ 911,327$ Current Rate 5.44% 4.85% 5.66% 6.02% 4.47% Commercial Variable 457,312$ 29,204$ 129,705$ 72,582$ -$ 688,803$ Current Rate 7.13% 4.76% 5.30% 6.54% 0.00% Commercial Combined 507,376$ 105,000$ 440,642$ 330,715$ 216,397$ 1,600,130$ Current Rate 6.96% 4.82% 5.56% 6.14% 4.47% Cumulative Repricing - 5 Years 612,376$ 1,053,018$ 1,383,733$ 1,600,130$ Cumulative Repricing As a Percentage 38.27% 65.81% 86.48% 100.00%

Disciplined, Low-Risk Commercial Balance Sheet (1) Nonperforming loans defined as nonaccruals and loans past-due 90 days or more. 13 ALL / Gross Loans, Net of Fees (%)NPAs / Total Assets (%)¹ NCOs / Average Loans, Net of Fees (%)Nonaccrual Loans / Gross Loans, Net of Fees (%) Increase in nonperforming loans at December 31, 2024 was primarily a result of one commercial real estate loan placed on nonaccrual during the fourth quarter of 2024, totaling $10.3 million

Strong Core Deposit Base • Full-service relationships continue to drive core deposit growth. ‒ Approximately three quarters of the commercial loan portfolio retains a deposit relationship with the bank. • Growth in commercial accounts provide cross selling opportunities with FVCB’s technology investment. ‒ $1.25 billion in commercial deposits across ~6,800 accounts with an average rate of 2.37%. ‒ Treasury management tools and high-touch service allows FVCB to compete for larger clients. • Approximately $177 million in public funds at an average rate of 3.53%. Deposit Portfolio Composition As of 3/31/2026 Deposit Composition By Delivery Channel at 3/31/20261 (1) Deposit composition weighted cost based on period end account interest rates while total cost of deposits is based on activity throughout the period. 3/31/26 Cost of Deposits: 2.50% 14 Noninterest Bearing 18.2% Interest Bearing 52.4% Time 16.6%Wholesale 12.8%

Strong Liquidity • Stress testing is performed quarterly with assumptions inclusive of both systemic and idiosyncratic risks. • Stress testing performed as of September 30, 2025, demonstrates a strong liquidity position in all tested scenarios. *Values above in millions. 15 March 31, 2026 Total Availability Total Used Available Remaining Cash 191,681 - 191,681 Unencumbered Securities 131,439 - 131,439 FHLB 453,263 (130,000) 323,263 FRB - BIC Program 268,676 - 268,676 Unsecured Lines of Credit 212,196 - 212,196 Total Liquidity Sources: $1,257,255 ($130,000) $1,127,255 Uninsured Deposits $936,028 Liquidity / Uninsured Deposits 134.3%

…With a Management Team that has Strong Ties to the Market • FVCB’s executive management team consists of nine officers with over 301 years of combined experience in the Washington, D.C. metro area • David Pijor was the founding Chairman of the Board of James Monroe Bancorp, which opened in June 1998 in Arlington, VA. He was instrumental in the growth and strategic direction of the bank until its sale to Mercantile Bankshares Corporation in 2006 for $144 million 16 Intimate Knowledge of Clients, Credits, Markets, and Employees Name Current Position Prior Community Bank Experience Years of Industry Experience Years at FVCB David W. Pijor, Esq. Chairman & CEO, Company and Bank James Monroe Bancorp 27 19 Patricia A. Ferrick President, Company and Bank Southern Financial Bancorp, Potomac Bank of Virginia 39 19 Jennifer L. Deacon SEVP and Chief Financial Officer, Company and Bank Cardinal Financial Corp. 29 9 Michael G. Nassy SEVP and Chief Credit Officer, Company and Bank City First Bank of DC, National Cooperative Bank 26 14 Michelle L. Buckles EVP and Chief Risk Officer, Company and Bank Sonabank 39 12 Alissa Curry Briggs EVP and Chief Lending Officer, Company and Bank Cardinal Financial Corp. 26 14 James C. Elliott EVP and Commercial Lending Executive, Company and Bank Virginia Commerce Bank 38 17 Sharon L. Jackson EVP and Chief Banking Officer, Company and Bank MainStreet Bank 40 10 Steffany Watson EVP and Chief Services Officer, Bank James Monroe Bank 37 18

Experienced Leadership Team

Governed and Supported By An Exceptional Board

David Pijor
Chairman & CEO

- Served as Chairman of the Board and CEO of FVCB since its organization
- Lead organizer, Chairman of the Board and General Counsel of James Monroe Bank from its inception to sale to Mercantile Bankshares

L. Burwell Gunn Jr.
Vice Chairman

- Served as Vice Chairman of the Board since 2015
- Served as President and COO of FVCB from 2008 to 2013
- Served as CEO and President of Cardinal Bank from 1997 to 1999

	Bio
Patricia Ferrick President & Director	• Serves as President of the Bank and Company • CFO and EVP from FVCB's inception until June 2017 • Former auditor at KPMG
Scott Laughlin Director	• Co-owner of LMO Advertising • Advisor at First Juice, Inc. and Ardent Capital
Marc Duber Director	• EVP and COO of The Bernstein Companies • Serves as Director of MedStar Health, Inc. • Served as Chairman of the Board of Trustees – American University
Devin Satz Director	• Founder of Synchronous Knowledge, Inc. until its sale to IMS Health Incorporated in 2005 • Retired from the U.S. Air Force in 1999
Lawrence Schwartz Director	• Retired Partner with PBMares LLP • Former Director of Annapolis Bancorp

	Bio
Meena Krishnan Director	• Founder, President and Chief Executive Officer of Inoventures, LLC and SciMetrika, LLC, a subsidiary of Inoventures, LLC
Sidney Simmonds Director	• President of Simmonds & Klima, Ltd • Served as Chairman of the Board at 1st Commonwealth Bank of Virginia • Served as Director of Bank of Northern Virginia
Daniel Testa Director	• Owner, President and CEO of TCI since 1980 • Serves as Director of Advanced Solutions International
Phillip Wills Director	• Manages various Wills family real estate development firms • Co-founded Church Investments and Consolidated Green Services
Steven Wiltse Director	• Partner and Co-founder of Argy, Wiltse & Robinson, P.C. • Served as Director at Cardinal Financial Corp

FVCBankcorp, Inc.
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FVCB Franchise History

Since inception, FVCbank has successfully executed a strategic plan focused on organic growth and opportunistic acquisitions without compromising asset quality or financial discipline.

November 2007
FVCbank is established
$23mm offering @ $10 per share ($4.10 per share split adjusted) raised in 8 weeks

Q1 2010
Reached sustained profitability

September 2010
Follow-On Offering #1
$6.3mm @ $12.50 per share ($5.12 per share split adjusted)

February 2012
Follow-On Offering #2
$6.7mm @ $13.00/$13.50 per share ($5.33/$5.53 per share split adjusted)[1]

October 2012
Completed acquisition of 1st Commonwealth Bank of Virginia in Arlington, VA

June 2013
Follow-On Offering #3
$21.9mm @ $13.50 per share ($5.53 per share split adjusted)

April / May 2015
Five for Four Stock Split quoted on OTCQX

October 2015
Formed FVCBankcorp Holding Company

May / June 2016
Five for Four Stock Split

June 2016
$25.0mm 6% Sub Debt

August 2017
Private Reg. D Offering
$10.0mm @ $12.80 per share ($12.80 per share split adjusted)

September 2017
Five for Four Stock Split

May 2018
Announced acquisition of Colombo Bank in Rockville, MD

September 2018
Initial Public Offering $36.9mm @ $20.00 per share ($16.00 per share split adjusted)

October 2018
Completed acquisition of Colombo Bank in Rockville, MD

January 2021
$1.0mm Investment in KlariVis, an innovative interactive solution software

August 2021
Announced acquisition of membership interest in Atlantic Coast Mortgage, LLC

March 2022
$1.0mm investment in JAM FINTOP Blockchain

June 2022
Added to Russell 2000 Index

September 2022
Named to Piper Sandler 2022 'Sm-All-Stars Class'

February 2023
Five for Four Stock Split

July 2025
Initiated a quarterly cash dividend

January / February 2026
$19mm 6% Sub Debt Redeemed;

Issued $25mm 6.75% Unsecured Debt rated by Morningstar DBRS

(1) $13.00 for existing shareholders, $13.50 for new shares offered to the public.
Source: S&P Global Market Intelligence; Company documents.

FVCBankcorp, Inc.

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Appendix: Non-GAAP Financial Measures 20

Appendix: Non-GAAP Financial Measures 21

5-Year Loan History 22

Financial Highlights (1) Performance ratios presented are calculated using annualized GAAP net income. (2) Non-GAAP financial measures exclude one-time transaction costs of $1.4 million for 2021, and $0.13 million for 2022, $4.6 million for 2023 and $2.4 million for 2024. (3) Nonperforming assets defined as nonaccruals, loans past-due 90 days or more, and other real estate owned. (4) Nonperforming loans defined as nonaccruals and 90+ days past due. (5) Financial Data as of 3/31/26. 23